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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS





         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-76418) pertaining to the Stock Option Plan and Director Option Plan of Argosy Gaming Company of our report dated January 28, 2000, with respect to the consolidated financial statements of Argosy Gaming Company incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999.

         Our audits also included the financial statement schedule of Argosy Gaming Company listed in Item 14 (a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.






                                                  Ernst & Young LLP





Chicago, Illinois
March 10, 2000